Exhibit 99.1

NOTICE OF MEETING AND RECORD DATE

September 9, 2025

TO: ALL APPLICABLE EXCHANGES AND COMMISSIONS

Dear All:

Re:	AUGUSTA GOLD CORP. (the “Company”)

We advise the following with respect to the upcoming meeting of shareholders for the referenced Company:

1.	Meeting Type	Special
2.	Class of Securities Entitled to Receive Notice	Common
3	Class of Securities Entitled to Vote	Common
4.	CUSIP Number	051276103
5.	Record Date for Notice	September 12, 2025
6.	Record Date for Voting	September 12, 2025
7.	Beneficial Ownership determination date	September 12, 2025
8.	Meeting Date	October 20, 2025
9.	Issuer is sending proxy related materials directly to NOBO	No
10.	Issuer paying for delivery to OBO	Yes
11.	Issuer is sending proxy-related materials to registered holders using notice-and-access	No
12.	Issuer is sending proxy-related materials to beneficial owners using notice-and-access	No
13.	Stratification	No

Yours truly,

AUGUSTA GOLD CORP.

“Tom Ladner”

Tom Ladner
General Counsel

Suite 555-999 Canada Place

Vancouveí, BC Canada V6C 3E1

T +1 604.687.1717

F +1 604.687.1715

augustagold.com